Exhibit 99.1

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

I, Eric B. Stang, certify that, to the best of my knowledge based upon a review of the Form 10-Q, the Form 10-Q fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-Q.

Dated: May 15, 2003	By:	/s/ ERIC B. STANG
Eric B. Stang Chief Executive Officer, Lexar Media, Inc.

I, Michael J. Perez, certify that, to the best of my knowledge based upon a review of the Form 10-Q, the Form 10-Q fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-Q.

Dated: May 15, 2003	By:	/s/ MICHAEL J. PEREZ
Michael J. Perez Vice President, Finance and Chief Financial Officer, Lexar Media, Inc.

A signed original of this written statement required by Section 906 has been provided to Lexar Media, Inc. and will be retained by Lexar Media, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.